Barzily&Co.
Certified Public Accountants
ברזלי ושות', רואי חשבון

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated March 29, 2023, relating to the consolidated financial statements of AppYea Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Barzily and Co.
Certified Public Accountants (Isr)

Jerusalem, Israel
November 09, 2023